________________________________________________________________________

AMENDMENT NO. 3 TO

DEPOSIT AGREEMENT

LOGITECH INTERNATIONAL S.A.

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS

Dated as of ________, 2006

________________________________________________________________________

AMENDMENT NO. 3 TO DEPOSIT AGREEMENT

AMENDMENT NO. 3 TO DEPOSIT AGREEMENT, dated as of _______, 2006 (herein called the Amendment), among LOGITECH INTERNATIONAL S.A., incorporated under the laws of Switzerland (herein called the Company), THE BANK OF NEW YORK, as Depositary (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

WITNESSETH

WHEREAS, the Company and the Depositary entered into the Deposit Agreement, dated as of March 27, 1997, as amended by Amendment No. 1 to Deposit Agreement, dated as of July 5, 2000 and Amendment No. 2 to Deposit Agreement, dated as of August 2, 2001 (that deposit agreement, as so amended, herein called the Deposit Agreement), for the purposes set forth therein; and

WHEREAS, the Company intends to list its shares directly on a U.S. securities exchange in lieu of the American Depositary Shares and in connection therewith intends to terminate the Deposit Agreement; and

WHEREAS, as a consequence, and pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it advisable to amend the Deposit Agreement, such amendment to take effect as of the date hereof.

NOW, THEREFORE, the Company and the Depositary hereby agree that the Deposit Agreement is amended as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.  Definitions.  Unless otherwise defined in the Amendment, terms which are defined in the Deposit Agreement are used herein as therein defined.

ARTICLE II

AMENDMENT TO DEPOSIT AGREEMENT

Section 2.01. Amendment to Section 6.02.  Section 6.02 of the Deposit Agreement is amended and restated as follows:

“SECTION 6.02. Termination.  The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts of referred to in Section 5.09, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If this Deposit Agreement is terminated in connection with the Company listing the Shares directly on a U.S. securities exchange, then the Depositary shall call for the surrender of all Receipts and Owners shall surrender their Receipt for the purpose of withdrawal upon receipt by them of the notice of termination, and that surrender for the purpose of withdrawal shall be treated as a mandatory exchange. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt referred to in Section 5.09, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt referred to in Section 5.09, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.”

ARTICLE III

AMENDMENT TO FORM OF RECEIPT

Section 3.01. Article 21 of each Receipt and of the form of Receipt attached as Exhibit A to the Deposit Agreement is amended and restated as follows:

“21.  TERMINATION.  The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts of referred to in Section 5.09 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If the Deposit Agreement is terminated in connection with the Company listing the Shares directly on a U.S. securities exchange, then the Depositary shall call for the surrender of all Receipts and Owners shall surrender their Receipt for the purpose of withdrawal upon receipt by them of the notice of termination, and that surrender for the purpose of withdrawal shall be treated as a mandatory exchange. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt referred to in Section 5.09 of the Deposit Agreement, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt referred to in Section 5.09 of the Deposit Agreement, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.”

IN WITNESS WHEREOF, LOGITECH INTERNATIONAL S.A. and THE BANK OF NEW YORK have duly executed this Amendment as of the date first above written.

LOGITECH INTERNATIONAL S.A.

By:  ______________________________

       Name:  Guerrino De Luca

       Title:  President and CEO

By:  ______________________________

       Name:  Mark Hawkins

       Title:  Chief Financial Officer

THE BANK OF NEW YORK

By:  ______________________________

       Name:

Title: